Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:
Pingdingshan Pinglin Expressway Co., Ltd:

We have audited the accompanying balance sheets of Pingdingshan Pinglin Expressway Co., Ltd. (the “Company”) as of June 30, 2007 and 2006, and the related statements of income (loss) and comprehensive income (loss), changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pingdingshan Pinglin Expressway Co., Ltd. as of June 30, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting policies generally accepted in the United States of America.

K.P. Cheng & Company
Certified Public Accountants

Hong Kong, People’s Republic of China
November 14, 2007, except for Note 15 which
is as of February 08, 2008

PINDGINGSHAN PINGLIN EXPRESSWAY CO., LTD.
BALANCE SHEETS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	June 30, 2007	June 30, 2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,830,962	$5,524,840
Restricted cash	2,631,475	-
Note receivable	656,556	-
Accounts receivable	2,721,057	748,334
Other receivables	1,389,579	1,577,504
Due from related parties	156,096,787	152,021,851
Other current assets	138,742	739,165
Total current assets	169,465,158	160,611,694

Toll road infrastructures, net	398,701,246	376,190,954
Plant and equipment, net	14,754,523	14,340,048
Land use rights, net	46,068,301	45,586,555
Construction in progress	-	1,135,081
Long-term investment	1,313,111	2,501,376
Deferred taxes	6,170,156	6,402,462
Total long-term assets	467,007,337	446,156,476

TOTAL ASSETS	$636,472,495	$606,768,170

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Other payables and accrued liabilities	$2,932,841	$6,249,873
Short-term bank loans	10,504,891	5,002,752
Current portion of long-term bank loans	134,047,666	-
Notes payable	5,262,951	-
Payable to contractors	26,411,885	18,160,251
Deferred taxes	4,604,522	2,481,099
Other current liabilities	157,426	29,849
Total current liabilities	183,922,182	31,923,824

LONG-TERM LIABILITIES
Long-term bank loans	299,279,102	413,436,540
Payable to contractors	-	26,411,885
Deferred revenue	6,041,304	5,807,662
Total long-term liabilities	305,320,406	445,656,087

TOTAL LIABILITIES	489,242,588	477,579,911
CONTINGENCIES

SHAREHOLDERS’ EQUITY
Registered capital	33,090,802	3,624,589
Additional paid-in capital	107,625,990	133,248,784
Accumulated other comprehensive income	10,192,480	3,462,234
Accumulated deficit	(3,679,365)	(11,147,348)
Total Shareholders’ Equity	147,229,907	129,188,259

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$636,472,495	$606,768,170

See accompanying notes to the financial statements.

EXH. 99.1 - 2

PINDGINGSHAN PINGLIN EXPRESSWAY CO., LTD.
STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	2007	2006

REVENUES	$38,449,103	$4,306,531

OPERATING COSTS	1,353,310	1,034,472

DEPRECIATION AND AMORTIZATION	5,811,456	931,864

GROSS PROFIT	31,284,337	2,340,195

General and administrative expenses	2,189,499	530,662

INCOME FROM OPERATIONS	29,094,838	1,809,533

OTHER INCOME (EXPENSES)

Interest expense, net	(19,326,104)	(7,636,505)

Other income, net	188,577	137,168

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES	9,957,311	(5,689,804)

INCOME TAX (EXPENSE) BENEFIT	(2,489,328)	1,422,451

NET INCOME (LOSS)	7,467,983	(4,267,353)

OTHER COMPREHENSIVE INCOME

Foreign currency translation gain	6,730,246	3,462,144

Income taxes related to other comprehensive income	(1,682,561)	(865,536)

OTHER COMPREHENSIVE INCOME, NET	5,047,685	2,596,608

COMPREHENSIVE INCOME (LOSS)	$12,515,668	$(1,670,745)

See accompanying notes to the financial statements.

EXH. 99.1 - 3

PINDGINGSHAN PINGLIN EXPRESSWAY CO., LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

	Registered Capital	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total

BALANCE AT JULY 1, 2005	$3,624,589	$68,930,104	$90	$(6,879,995)	$65,674,788
Capital contribution	-	64,318,680	-	-	64,318,680
Foreign currency translation gain	-	-	3,462,144	-	3,462,144
Net loss	-	-	-	(4,267,353)	(4,267,353)

BALANCE AT JUNE 30, 2006	3,624,589	133,248,784	3,462,234	(11,147,348)	129,188,259
Capital contribution	-	3,843,419	-	-	3,843,419
Transferred from additional paid-in capital to paid-in capital	29,466,213	(29,466,213)	-	-	-
Foreign currency translation gain	-	-	6,730,246	-	6,730,246
Net income	-	-	-	7,467,983	7,467,983

BALANCE AT JUNE 30, 2007	$33,090,802	$107,625,990	$10,192,480	$(3,679,365)	$147,229,907

See accompanying notes to the financial statements.

EXH. 99.1 - 4

PINDGINGSHAN PINGLIN EXPRESSWAY CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,467,983	$(4,267,353)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,112,186	1,141,992
Deferred taxes	2,355,730	(1,628,019)
Deferred revenue	(530,782)	(254,610)
Imputed interest	475,925	229,308

Changes in operating assets and liabilities:

(Increase) Decrease In:
Accounts receivable	(1,972,723)	(748,334)
Other receivables	187,926	(1,319,675)
Prepaid income tax	-	(37,521)
Other current assets	602,295	(530,290)

Increase (Decrease) In:
Other payables and accrued liabilities	(3,317,031)	(7,032,545)
Other current liabilities	127,576	6,062
Deferred revenue	-	5,732,709
Net cash provided by (used in) operating activities	11,509,085	(8,708,276)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of construction in progress	(23,241,194)	(96,601,836)
Purchases of plant and equipment	(336,999)	(352,588)
Purchases of land use rights	(1,129,893)	(5,234,372)
Deposit for long-term investment	-	(2,458,195)
Refund of deposit for long-term investment	1,281,140	-
Note receivable	(656,556)	-
Due from related parties	3,427,154	(86,622,681)
Net cash used in investing activities	(20,656,348)	(191,269,672)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term bank loans	25,874,237	316,109,709
Repayments of long-term bank loans	(25,353,751)	(45,247,534)
Proceeds from short-term bank loans	10,249,118	5,002,752
Repayments of short-term bank loans	(5,002,752)	(165,928,184)
Proceeds from notes payable	7,607,437	5,533,622
Repayment of notes payable	(2,344,486)	(34,168,915)
Restricted cash	(2,631,475)	-
Capital contributions	3,843,419	64,318,680
Net cash provided by financing activities	12,241,747	145,620,130

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,094,484	(54,357,818)

Effect of exchange rate changes on cash	(2,788,362)	(1,252,403)
Cash and cash equivalents at beginning of year	5,524,840	61,135,061

CASH AND CASH EQUIVALENTS AT END OF YEAR	$5,830,962	$5,524,840
Interest paid	24,572,545	20,665,581
Income taxes paid	-	37,521

See accompanying notes to the financial statements.

EXH. 99.1 - 5

PINDGINGSHAN PINGLIN EXPRESSWAY CO., LTD.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

SUPPLEMENTAL NON-CASH DISCLOSURES:

1.	During 2007 and 2006, $7,344,104 and $370,122,618 were transferred from construction in progress to toll road infrastructures, respectively.
2.	During 2007 and 2006, $29,449 and $13,087,783 were transferred from construction in progress to plant and equipment, respectively.
3.
As of June 30, 2007 and 2006, $0 and $26,875,428 of purchase of construction in progress for the years ended was not settled in cash or cash equivalents and the liabilities were recorded as payable to contractors accordingly.

See accompanying notes to the financial statements.

EXH. 99.1-6

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Pingdingshan Pinglin Expressway Co., Ltd (the “Company”) was incorporated under the laws of the People’s Republic of China (“PRC”) on May 12, 2003 by Henan Shengrun Venture Investment Management Co., Ltd. (“SVIC”), Henan Pingdingshan Zhongya Road and Bridge Construction Co., Ltd. (“PZRB”), Pingdingshan Expressway Construction Co., Ltd. (“PECC”), and Zhongyuan Trust & Investment Co., Ltd. (“ZTIC”). At establishment, the percentage of each party’s equity interests is 46%, 18%, 18% and 18% respectively. On May 21, 2007, PZRB, PECC, and ZTIC transferred their equity interests in the Company to SVIC and LI, Xi Peng. As a result, the Company is held by SVIC and Li, Xi Peng with equity interests of 95% and 5%, respectively. The Company’s approved operation tenure is 30 years from May 21, 2007. On July 30, 2007, the Company’s shareholders completed an acquisition and exchange transaction with Wise On China Limited (“WOCL”). After the transaction, WOCL owned 100% interest of the Company.

With the approval from Henan Transportation Bureau and the State Development and Revolution Committee of China [NO. 2003-1784], the Company is permitted to construct and operate the toll road from Pingdingshan to Linru, Henan, China, for 30 years from 2003. Pursuant to the permission from Henan Transportation Bureau and Henan Development and Revolution Committee [NO. 2005-1885], the Company is entitled to operate 6 toll gates. All the rates applicable to the automobiles are set by the Henan Transportation Bureau and Henan Development and Revolution Committee.

The principal activities of the Company are investment, construction, operation, and management of the Pingdingshan - Linru section (“Pinglin Expressway”), and the rental of petrol stations and service districts along the toll roads.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Concentrations

The location of the toll road and the operation of the Company is solely in the Henan Province, PRC for the years ended June 30, 2007 and 2006.
EXH. 99.1 - 7

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(b)	Economic and Political Risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(c)	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ materially from those estimates.

(d)	Fair Value of Financial Instruments

The Company’s financial instruments include notes payable, restricted cash, accounts receivable, note receivable, due from related parties, other receivables, other payables and accrued liabilities, short-term bank loans, payable to contractors, other current liabilities and deferred taxes. Management has estimated that the carrying amount approximates fair value due to their short-term nature. The fair value of the Company’s long-term bank loans, deferred revenue and payable to contractors are estimated based on the current rates offered to the Company for debt of similar terms and maturities. The Company’s fair value of long-term bank loans, deferred revenue and payables to contractors was not significantly different from the carrying value at June 30, 2007 and 2006.

(e)	Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. The Company maintains no bank accounts in the United States of America. Restricted cash at June 30, 2007 and 2006 represents time deposits on account to secure notes payable. Also see Note 9.

(f)	Accounts Receivable

Accounts receivable are recognized and carried at original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. At June 30, 2007 and 2006, the Company has no allowance for doubtful accounts.

EXH. 99.1 - 8

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)	Long-Term Investment

The Company invested in Pingdingshan City Credit Corporation (“PCCC”), a commercial banking corporation established in 2005. The Company deposited $2,501,376 in December 2005 and then purchased 3% of the total equity interest in PCCC in exchange for $1,313,111 in 2007. As a consequence, $1,281,140 was refunded to the Company in 2007. As of June 30, 2007 and 2006, the Company does not have more than a 20% interest in the investment and does not exercise significant influence over the investee. The Company accounts for the investment under the cost method. Investment income is recognized by the Company when the investee declares a dividend and the Company believes it is collectible.

(h)	Plant and Equipment

Plant and equipment are carried at cost less accumulated depreciation and impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Motor vehicles	8 years
Machinery	8 years
Office equipment	6 years
Toll stations and ancillary facilities	27 years
Communication and monitoring equipment	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized.

(i)	Toll Road Infrastructures

Toll road infrastructures are carried at cost less accumulated depreciation and amortization. Depreciation and amortization of the toll road infrastructures are calculated to write off their cost, commencing from the date of commencement of commercial operations of the toll roads, based on the ratio of actual traffic volume compared to the total expected traffic volume of the toll roads as estimated by reference to traffic projection reports prepared by an independent PRC organization each year.

EXH. 99.1 - 9

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(j)	Construction in Progress

Construction in progress represents costs incurred in the construction of expressways and bridges. The costs includes development expenditures and other direct costs, including interest cost on the related borrowed funds during the construction period attributable to the development of plant and equipment and toll road infrastructures. Construction in progress is classified to appropriate category of plant and equipment and toll road infrastructures when completed and ready for intended use. Depreciation of these assets, on the same basis of other plant and equipment, commences when the assets are ready for intended use.

(k)	Capitalized Interest

The Company capitalizes interest as a component of building, communication and monitoring equipment, and toll toad construction costs. Total net interest expense incurred for the years ended June 30, 2007 and 2006 amounted to $25,951,357 and $22,380,009, respectively. Total net interest expense capitalized as part of the construction costs for the years ended June 30, 2007 and 2006 amounted to $0 and $9,346,291, respectively.

(l)	Land Use Rights

According to the laws of China, land in the PRC is owned by the Government and cannot be sold to an individual or company.  However, the government grants the user a “land use right” to use the land.  The land use rights granted to the Company is being amortized when the toll road is ready to operate, using the straight-line method over the approved toll road operating period of 27 years.

(m)	Impairment of Long-Term Assets

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired, pursuant to the guidelines established in SFAS No. 144. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations.  The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There were no impairments for the years ended June 30, 2007 and 2006.

(n)	Revenue Recognition

Revenue represents toll revenue net of business tax, and is recognized when all of the following criteria are met:

- The amount of revenue can be measured reliably,

- It is probable that the economic benefits associated with the transaction will flow to the enterprise,

EXH. 99.1 - 10

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(n)	Revenue Recognition (continued)

- The costs incurred or to be incurred in respect of the transaction can be measured reliably, and

- Collectibility is reasonably assured.

The rental income is measured at the fair value of the consideration receivable and represents amounts receivable for services provided in the normal course of business, net of discounts and sales tax.

(o)	Retirement Benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to operations as incurred. Retirement benefits amounting to $82,678 and $10,040 were charged to operations for the years ended June 30, 2007 and 2006.

(p)	Deferred Revenue

The Company rents four gas stations to PetroChina Company Limited (“PCCL”) Pingdingshan branch from January 1, 2006 for 30 years. The Company received the entire 30 year rental fee net of business tax of $5,372,708 from PCCL in 2006.

The Company imputed interest on the amount using an 8% discount rate, under the effective interest rate method. The rental income recognized during the years ended June 30, 2007 and 2006 was $530,782 and $254,610, respectively. The imputed interest for the years ended June 30, 2007 and 2006 was $475,925 and $229,308, respectively. Also see Note 11.

(q)	Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.  Also see Note 12.

EXH. 99.1 - 11

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(r)	Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	2007	2006
Year end RMB: US$ exchange rate	7.6155	7.9956
Average yearly RMB: US$ exchange rate	7.8056	8.1361

(s)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of comprehensive income is the foreign currency translation adjustment.

(t)	Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standands (“SFAS”) No. 157, “Fair Value Measurements”, which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS No. 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS No. 157 is effective for financial statements issued in fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years. The Company is currently in the process of evaluating the effect, if any, the adoption of SFAS No. 157 will have on its results of operations, financial position, or cash flows.

EXH. 99.1 - 12

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(t)	Recent Accounting Pronouncements (continued)

Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). -- AN INTERPRETATION OF FASB STATEMENT NO. 109, ACCOUNTING FOR INCOME TAXES. The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of June 30, 2007 and 2006, the Company does not have a liability for unrecognized tax benefits.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of SFAS No. 115 (FAS 159). FAS 159, which becomes effective for the Company on July 1, 2007. This standard permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that election, if any, of this fair value option will have a material effect on the results or operations or financial position.

EXH. 99.1 - 13

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

3.            NOTE RECEIVABLE

Note receivable as of June 30, 2007 and 2006 is from an unrelated company and consist of the following:

	2007	2006
Due December 20, 2007	$656,556	$-

The note receivable is unsecured with interest at 5.85% per annum. Interest income for the years ended June 30, 2007 and 2006 is $1,041 and $0, respectively.

4.            DUE FROM RELATED PARTIES

	2007	2006
Notes receivable from related companies:

Tai Ao Expressway Co., Ltd
Due June 30, 2007 and 2006, respectively (subsequently extended to June 30, 2008)	$46,881,641	$95,375,033
Interest receivable (subsequently settled in July 2007)	8,172,554	5,321,927
	55,054,195	100,696,960
Xinyang Expressway Co., Ltd
Due June 30, 2007 and 2006, respectively (subsequently extended to June 30, 2008)	63,180,005	2,876,582
Interest receivable (subsequently settled in July 2007)	7,863,939	3,536,501
	71,043,944	6,413,083

Subtotal	$126,098,139	$107,110,043

Advance to a related company:

Tai Ao Expressway Co., Ltd	$29,998,648	$44,911,808
Total	$156,096,787	$152,021,851

The notes receivable were provided to these companies for their construction working capital. The above two companies are related to the Company through common control by the same shareholder, SVIC. The notes receivable are short-term, interest bearing and unsecured. The interest rate was 6.57% and 5.58% per annum for the years ended June 30, 2007 and 2006, respectively. The interest income recognized was $6,571,922 and $5,387,799 in the statements of income for the years ended June 30, 2007 and 2006, respectively.

The Company paid $0 and $17,947,275 for the years ended June 30, 2007 and 2006, respectively, on behalf of Tai Ao Expressway for construction materials. The balance is interest free, unsecured and has no fixed repayment term.

5.            TOLL ROAD INFRASTRUCTURES, NET

Toll road infrastructures consist of the following as of June 30, 2007 and 2006:

	2007	2006
At cost:	$402,949,366	$376,624,159

Less: Accumulated depreciation	4,248,120	433,205
Toll road infrastructures, net	$398,701,246	$376,190,954

Depreciation expense for the years ended June 30, 2007 and 2006 is $3,700,933 and $425,728, respectively. Capitalized interest for the years ended June 30, 2007 and 2006 is $0 and $7,894,143, respectively. Also see Notes 8 and 10.

EXH. 99.1-14

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

6.            PLANT AND EQUIPMENT, NET

Plant and equipment consist of the following as of June 30, 2007 and 2006:

	2007	2006
At cost:
Toll station and ancillary facilities	$8,924,281	$8,444,301
Communication and monitoring equipment	5,120,861	4,877,422
Motor vehicles	1,505,873	1,327,291
Machinery	231,449	87,548
Office equipment	230,155	157,100
	16,012,619	14,893,662
Less: Accumulated depreciation
Toll station and ancillary facilities	431,525	136,462
Communication and monitoring equipment	184,962	18,466
Motor vehicles	528,774	340,636
Machinery	35,417	15,038
Office equipment	77,418	43,012
	1,258,096	553,614
Plant and equipment, net	$14,754,523	$14,340,048

Depreciation expense for the years ended June 30, 2007 and 2006 is $661,381 and $323,300, respectively. Capitalized interest for the years ended June 30, 2007 and 2006 is $0 and $248,997, respectively. Also see Notes 8 and 10.

7.            LAND USE RIGHTS

Land use rights consist of the following as of June 30, 2007 and 2006:

	2007	2006

Cost	$48,281,667	$45,986,422
Less: Accumulated amortization	2,213,366	399,867
Land use rights, net	$46,068,301	$45,586,555

Amortization expense for the years ended June 30, 2007 and 2006 is $1,749,872 and $392,964, respectively. Capitalized interest for the years ended June 30, 2007 and 2006 is $0 and $1,203,171, respectively. Also see Notes 8 and 10.

Amortization expenses for the next five years and thereafter is as follows:

June 30, 2008	$1,749,872
June 30, 2009	1,749,872
June 30, 2010	1,749,872
June 30, 2011	1,749,872
June 30, 2012	1,749,872
Thereafter	37,318,941
Total	$46,068,301

EXH. 99.1 - 15

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

8.            SHORT -TERM BANK LOANS

Short-term bank loans as of June 30, 2007 and 2006 consist of the following:

	2007	2006
Loans from Guangdong Development Bank, due December 27, 2007, monthly interest only payments at 6.12% per annum, secured by the toll road operating right owned by the Company.	$5,252,445	$5,002,752

Loans from Pingdingshan City Credit Corporation, due September 17, 2007, monthly interest only payments at 7.956% per annum, secured by the toll road operating right owned by the Company. (subsequently repaid on its due date)	5,252,446	-

Total	$10,504,891	$5,002,752

For the years ended June 30, 2007 and 2006, the Company incurred interest expense of $483,067 and $3,601,893, respectively, from the related short-term bank loans, of which $0 and $1,504,215 of interest was capitalized as a component of construction costs in 2007 and 2006, respectively.

9.            NOTES PAYABLE

Notes payable as of June 30, 2007 and 2006 consists of the following:

	2007	2006
Bank acceptance notes payable to unrelated companies:
Due July 2007 (subsequently repaid on its due date)	$459,589	$-
Due August 2007 (subsequently repaid on its due date)	4,488,215	-
Due October 2007 (subsequently repaid on its due date)	315,147	-
Total notes payable	$5,262,951	$-

Notes payable to unrelated companies are interest-free and were paid on their due dates. All the notes payable are subject to bank charges of 0.05% of the principal as commission on each loan transaction. Bank charges for notes payable were $2,631 and $0 for the years ended June 30, 2007 and 2006, respectively.

Restricted cash of $2,631,475 is held as collateral for the notes payable as of June 30, 2007

EXH. 99.1 - 16

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

10.          LONG-TERM BANK LOANS

Long-term bank loans as of June 30, 2007 and 2006 consists of the following:

Non-current portion	2007	2006

Loans from National Development Bank of China Henan Branch, due May 20, 2017, quarterly interest only payments at 6.12% per annum, secured by the toll road operating right owned by the Company.	$89,291,576	$88,257,691

Loans from Agricultural Bank of China, due November 20, 2018, quarterly interest only payments at 6.3% per annum, secured by the toll road operating right owned by the Company.	26,262,228	25,013,758

Loans from Agricultural Bank of China, due March 20, 2019, quarterly interest only payments at 6.3% per annum, secured by the toll road operating right owned by the Company.	26,262,228	25,013,758

Loans from China Everbright Bank Zhengzhou Branch, due September 28, 2007, quarterly interest only payments at 6.12% per annum, guaranteed by National Development Bank Henan Province Branch. (subsequently repaid on its due date)	-	125,068,788

Loans from Industrial and Commercial Bank of China Pingdingshan Branch, due July 21, 2020, quarterly interest only payments at 5.508% per annum, secured by the toll road operating right owned by the Company.	157,463,070	150,082,545

Sub-total	299,279,102	413,436,540

Current portion	2007	2006

Loans from National Development Bank of China Henan Branch, due May 20, 2017, quarterly interest only payments at 6.12% per annum, secured by the toll road operating right owned by the Company.	$2,626,223	$-

Loans from China Everbright Bank Zhengzhou Branch, due September 28, 2007, quarterly interest only payments at 6.12% per annum, guaranteed by National Development Bank Henan Province Branch. (subsequently repaid on its due date)	131,311,142	-

Loans from Industrial and Commercial Bank of China Pingdingshan Branch, due July 21, 2020, quarterly interest only payments at 5.508% per annum, secured by the toll road operating right owned by the Company.	110,301	-

Sub-total	134,047,666	-

Total	$433,326,768	$413,436,540

EXH. 99.1 - 17

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

10.          LONG-TERM BANK LOANS (CONTINUED)

For the years ended 2007 and 2006, the Company incurred interest expense of $25,951,357 and $18,778,116, respectively, for the related long term bank loans, of which $0 and $7,842,076 of interest was capitalized as a component of construction costs, respectively.

The repayment schedule for the long-term bank loans is as follows:

June 30, 2008	$134,047,666
June 30, 2009	9,635,612
June 30, 2010	14,452,104
June 30, 2011	17,958,112
June 30, 2012	26,724,444
Thereafter	230,508,830
Total	$433,326,768

11.          DEFERRED REVENUE

Deferred revenue as of June 30, 2007 and 2006 consists of the following:

	2007	2006

Deferred revenue	$15,504,806	$15,285,895
Imputed interest discount	(9,463,502)	(9,478,233)
Total	$6,041,304	$5,807,662

Also See Note 2(p).

12.          INCOME TAXES

On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “new CIT Law”), which is effective from January 1, 2008.Under the new CIT Law, the corporate income tax rate applicable to the Company starting from January 1, 2008 will be 25%, replacing the currently applicable tax rate of 33%. The new CIT Law has an impact on the deferred tax assets and liabilities of the Company. As there is still no detailed implementation rulings released, the Company adjusted deferred tax balances as of June 30, 2007 based on their best estimates and will continue to assess the impact of such new law in the future. Effects arising from the enforcement of new CIT law have been reflected into the accounts by best estimation method.

EXH. 99.1 - 18

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

12.          INCOME TAXES (CONTINUED)

Income tax expense for the years ended June 30, 2007 and 2006 are summarized as follows:

	2007	2006
Current CIT	$-	$-
Deferred CIT	2,489,328	(1,422,451)
Income tax expense (benefit)	$2,489,328	$(1,422,451)

The Company’s income tax expense differs from the “expected” tax expense for the years ended June 30, 2007 and 2006 (computed by applying the CIT rates of varying from 25% to 33% percent to income before income taxes) as follows:

	2007	2006

Computed “expected” expense (benefit)	$2,489,328	$(1,422,451)
Permanent differences	-	-
Income tax expense (benefit)	$2,489,328	$(1,422,451)

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets and liabilities as of June 30, 2007 and 2006 are as follows:

	2007	2006
Non-current portion:
Business tax	$(81,262)	$(285,234)
Capitalized interest	(2,008,011)	(1,807,903)
Amortization	(553,341)	(99,967)
Depreciation	(424,830)	(244,075)
Bad debt	(2,419,408)	(2,188,703)
Accumulated loss carry forward	(683,304)	(1,776,580)
Total deferred tax assets	$(6,170,156)	$(6,402,462)

Current portion
Sales cut-off	$889,090	$374,325
Interest income	4,011,492	2,216,031
Other income	(296,060)	(109,257)
Total deferred tax liabilities	$4,604,522	$2,481,099

EXH. 99.1 - 19

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

13.          REGISTERED CAPITAL

The registered capital of the Company as of June 30, 2007 and 2006 is as follows:

	2007		2006
SVIC	$31,436,262	95%	$1,667,311	46%
PZRB	-	-	652,426	18%
PECC	-	-	652,426	18%
ZTIC	-	-	652,426	18%
Li, Xi Peng	1,654,540	5%	-	-
Total	$33,090,802	100%	$3,624,589	100%

On May 21, 2007, the shareholders of the Company approved the increase of the Company’s registered capital from $3,624,589 to $33,090,802.

On May 21, 2007, the shareholders of the Company approved the transfer of 5% and 49% of the Company’s shares owned by other shareholders to Li, Xipeng and SVIC, respectively.

14.          CONTINGENCIES

Pending litigation

(a) The Company entered into an agreement to purchase land from Pingdingshan No.3 Cement Factory for $1,843,646. However, the Company was not informed that such land was pledged as collateral for loans to the cement factory. Pingdingshan No. 3 Cement Company went bankrupt and the company that loaned them money then sued the Company for the loss of the collateral. On July 13, 2006, judgment was made by the Henan Pingdingshan Intermediary Court in which the Company was required to pay the lending company $485,851. The amount was paid in August 2006 and recorded as other expense in the statement of income (loss) for the year ended June 30, 2007. The Company is appealing the ruling to a higher court and the final judgment is pending.

(b) On June 27, 2007, China railway No. 5 bureau, the constructor who won the bid in the Pinglin expressway no.2 road connection project, was sued by the subcontractors Hujianting and Hefeiyue for postponing the commencing date of construction for more than 10 months. The total damage claimed in this case was $647,364, and the Company, as the 5th defendant, was brought into this case by the plaintiff. The case is currently ongoing and the Company believes the claims against them are without substance and they plan to vigorously defend themselves. As such, there is no contingency accrual for this case at June 30, 2007.

EXH. 99.1 - 20

PINGDINGSHAN PINGLIN EXPRESSWAY CO., LTD.
NOTES FOR CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

15.          SUBSEQUENT EVENTS

(a) On June 18, 2007, the Company’s shareholders entered into a share exchange agreement with Wise On China Limited (“WOCL”), a holding company located in Hong Kong. WOCL acquired 100% equity interest of the Company in exchange for $98,913,273. As a result, the Company became a wholly-owned foreign-invested enterprise by WOCL. Subsequently, the transaction was approved by State Administration of Foreign Exchange and Ministry of Commerce of China on July 30, 2007. WOCL is wholly-owned by Color Man Holdings Ltd. (“CMH”), CMH is a privately held company organized under the laws of the British Virgin Islands. WOCL and CMH are inactive holding companies.

(b) The Company signed a long-term bank loan agreement with National Development Bank of China for $131,311,142 from September 28, 2007 to May 20, 2022, with interest at 6.84% per annum, secured by the toll road operating right owned by the Company.

(c) On October 1, 2007, the Company entered into a note receivable agreement with Tai Ao Expressway Co., Ltd. (“Tai Ao”), which is related to the Company through common control by the same shareholder, SVIC. The note receivable amounts to $17,070,448 and the amount is unsecured, bears interest at 7.29% per annum, and is due on September 30, 2008. The notes receivable were provided to Tai Ao for its construction working capital.

(d) On February 8, 2008, a share exchange agreement was consummated by and among Learning Quest Technologies, Inc. (“LQTI”), CMH and Joylink Holdings Limited (“Joylink”) pursuant to which LQTI issued 54,400,000 shares to Joylink, representing 68% of the total issued and outstanding LQTI common stock in exchange for the transfer by Joylink to LQTI of 100% of the issued and outstanding CMH capital stock. As a result of the transaction, CMH became a wholly-owned subsidiary of LQTI.

EXH. 99.1 - 21